Exhibit 99.1


            MidSouth Bancorp, Inc. 2nd Quarter 2004 Earnings Up 7.5%


    LAFAYETTE, La., July 28 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (Amex: MSL) ("MidSouth") announced second quarter 2004 net income of $1,745,000, a 7.5% increase over the $1,624,000 for the second quarter of 2003 and up 5% over first quarter 2004 net income of $1,661,000. Basic earnings per share were $.55 for the quarter ended June 30, 2004, up from the $.51 per share for the second quarter of 2003, and the $.52 per share in the first quarter of 2004. Diluted earnings per share were $.52 for the second quarter of 2004 compared to $.49 per share for the second quarter of 2003 and $.50 per share for the first quarter of 2004.

    Earnings for the six months ended June 30, 2004 were $3,406,000, which is a $472,000 or 16% increase over the $2,934,000 in earnings for the six months ended June 30, 2003. Basic earnings per share were $1.07 for the first six months of 2004 versus $.92 for the first six months of 2003. Diluted earnings per share were $1.02 and $.89, respectively.

    Net income increased $121,000 in the second quarter of 2004 compared to the second quarter of 2003, primarily due to increased interest income of $438,000. The increased interest income resulted from a 21% increase in average earning assets. The improvement in interest income was partially offset by a $107,000 increase in interest expense and a $90,000 increase in the provision for loan losses. Interest expense increased due to a $61.2 million or 24% increase in the average volume of interest-bearing deposits, resulting primarily from the addition of approximately $29 million in interest-bearing deposits under a public fund contract added in the third quarter 2003 and approximately $45 million in interest-bearing deposits added through a deposit campaign from March 2004 through May 2004. Non-interest income, excluding gains on sales of securities, increased $115,000 due to an increase in fees and service charges resulting from a higher volume of demand deposit accounts. Non-interest expense increased $131,000 for the second quarter of 2004 compared to the second quarter of 2003 primarily in salaries and benefits and occupancy expenses.

    Compared to first quarter 2004, second quarter 2004 net income increased $84,000 or 5%. In comparing the two quarters, net interest income increased $41,000 and non-interest income increased $192,000. The increase in non-interest income resulted from increases in fees and service charges on deposit accounts ($120,000), safe deposit box rental income ($35,000), and ATM and debit card processing fees ($22,000). A decrease in the provision for loan losses of $40,000 also contributed to the increase in earnings, primarily due to a reduction in the Allowance for Loan Losses ("ALL") at Financial Services of the South ("FSS"), MidSouth's finance company subsidiary. The ALL was lowered at the finance company due to the minimal amount of loans remaining for liquidation at the subsidiary. Increased non-interest expenses in salaries and benefits ($107,000), expenses on other real estate ($27,000), armored car expenses ($25,000), and ATM and debit card processing expenses ($15,000) partially offset the quarterly improvement in net interest and non-interest income.

    For the six months ended June 30, 2004 compared to 2003, net income increased $472,000 or 16%. Net interest income improved $777,000 or 8% due to increased interest income on earning assets combined with a decrease in interest expense on deposits. An increase of $383,000 in fees and service charges on deposit accounts was partially offset by a $124,000 decrease in other non-interest income, primarily Visa merchant income. In the third quarter of 2003, MidSouth outsourced its Visa merchant processing to First Data Corporation. The resulting reduction in Visa merchant income is offset by a decrease in Visa merchant processing expenses that resulted from the processing change and is reflected in the $96,000 decrease in other non-interest expense in year-to-date comparison. Salaries and employee benefits increased $212,000 and occupancy expenses increased $101,000, offsetting the $96,000 decrease in other non-interest expense.


     Highlights for the Quarter Ended June 30, 2004
     * Return on average equity was 19.78% for the second quarter of 2004 compared to 22.15% for the second quarter of 2003. The leverage capital ratio was 8.65% at June 30, 2004 compared to 8.82% at June 30, 2003.
     * Net income for 2004 is up 7.5% in quarterly comparison and 16% in year-to-date comparison over 2003 net income.
     * Total loans grew $37.6 million or 16%, from $241.8 million at June 30, 2003 to $279.4 million at June 30, 2004, primarily in commercial loans.
     * Nonperforming assets, including loans 90 days or more past due, as a percentage of total assets decreased slightly from .37% at June 30, 2003 to .36% at June 30, 2004. Year-to-date net charge-offs to total loans decreased from .10% to .08% for the same periods, respectively.
     * Total consolidated assets increased $75.1 million or 19%, from $402.2 million at the end of the second quarter of 2003 to $477.3 million at the end of the second quarter of 2004. Total deposits increased $73 million or 20%, from $358.2 million at June 30, 2003 to $431.2 million at June 30, 2004. The increase resulted primarily from approximately $29 million in deposits associated with a public fund contract added in July of 2003 and approximately
       $50 million in deposits resulting from a deposit growth campaign that began in March 2004. The campaign introduced MidSouth's new Platinum Money Market account for both retail and commercial customers. Of the $50 million in deposits resulting from the campaign, approximately
       $34 million was deposited into the Platinum Money Market and other savings accounts at an average rate of 2.05%.
     * On May 27, 2004, MidSouth signed a definitive agreement with Lamar Bancshares of Beaumont, Texas to merge the two holding companies. The companies' banks, MidSouth Bank and Lamar Bank will continue to operate as separate subsidiaries under MidSouth Bancorp, Inc. Lafayette-based MidSouth Bank will continue to serve the Louisiana market, with Lamar Bank directing the Texas expansion. MidSouth plans to build new Lamar Bank offices in Conroe and College Station, Texas, and plans to continue expansion in the north Houston and Woodlands area.
     * MidSouth continues to work on expansion plans for the Louisiana market announced in the first quarter of 2004, with the new facility on Moss Street nearing completion and a closing expected soon on property in Houma.


    MidSouth's common stock is traded on the American Stock Exchange under the symbol MSL.

    The Private Securities Litigation Act of 1995 provides a safe harbor for disclosure of information about a company's anticipated future financial performance. This act protects a company from unwarranted litigation if actual results differ from management expectations. This press release reflects management's current views and estimates of future economic circumstances, industry conditions, MidSouth's performance and financial results. A number of factors and uncertainties could cause actual results to differ from anticipated results and expectations.



     MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (UNAUDITED)
     (in thousands except per share data)
                                                            For The
                                   For The Qtr             Qtr Ended
                                  Ended Jun. 30,      %     Mar. 31,       %
    EARNINGS DATA                2004      2003      Chg      2004        Chg
    Total interest income       $6,350    $5,912     7.4%    $6,130       3.6%
    Total interest expense       1,276     1,169     9.2%     1,097      16.3%
    Net interest income          5,074     4,743     7.0%     5,033       0.8%
    Provision for loan losses      190       100    90.0%       230     -17.4%
    Non-interest income          2,053     2,029     1.2%     1,861      10.3%
    Non-interest expense         4,569     4,438     3.0%     4,397       3.9%
    Provision for income tax       623       610     2.1%       606       2.8%
    Net income                  $1,745    $1,624     7.5%    $1,661       5.1%

    PER COMMON SHARE DATA
    Basic earnings per share     $0.55     $0.51     7.8%     $0.52       5.8%
    Diluted earnings per share   $0.52     $0.49     6.1%     $0.50       4.0%

    Book value at end
     of period                  $10.58     $9.37    12.9%    $10.65      -0.7%
    Market price at end
     of period                  $35.00    $20.77    68.5%    $33.60       4.2%
    Weighted avg shares
     outstanding
      Basic                  3,190,830 3,179,256     0.4% 3,184,337       0.2%
      Diluted                3,334,349 3,299,111     1.1% 3,334,153       0.0%

    AVERAGE BALANCE SHEET DATA
    Total assets              $467,383  $393,460    18.8%  $436,634       7.0%
    Earning assets             435,937   361,269    20.7%   408,188       6.8%
    Loans and leases           272,266   238,763    14.0%   260,564       4.5%
    Interest-bearing deposits  322,008   260,760    23.5%   294,097       9.5%
    Total deposits             418,735   350,161    19.6%   387,864       8.0%
    Total stockholders' equity  35,485    29,403    20.7%    33,319       6.5%

    SELECTED RATIOS           06/30/2004 06/30/2003        03/31/2004
    Return on average assets      1.50%     1.66%   -9.3%      1.53%     -1.9%
    Return on average total
     equity                      19.78%    22.15%  -10.7%     20.05%     -1.4%
    Return on average realized
     equity (A)                  20.90%    23.54%  -11.2%     20.92%     -0.1%
    Average equity to average
     assets                       7.59%     7.47%    1.6%      7.63%     -0.5%
    Leverage capital ratio        8.65%     8.82%   -1.9%      8.96%     -3.5%
    CREDIT QUALITY
    Allowance for loan losses
     as a % of total loans        1.06%     1.22%  -12.8%      1.10%     -3.2%
    Nonperforming assets
     to total assets              0.36%     0.37%   -2.7%      0.35%      2.9%
    Net YTD charge-offs
     to total loans               0.08%     0.10%  -20.0%      0.04%    100.0%

     (A) Excluding net unrealized gain (loss) on securities available for sale.


     MIDSOUTH BANCORP, INC. and SUBSIDIARIES
     Condensed Consolidated Financial Information (unaudited)
     (in thousands except per share data)

                                   Period Ended      %        Period Ended
    BALANCE SHEET                    Jun. 30,       Chg    Mar. 31,  Dec. 31,
    Assets                        2004      2003               2004      2003
    Cash and cash equivalents  $25,697   $23,217    10.7%   $34,111   $13,840
    Securities available-for-
     sale                      132,950    98,602    34.8%   118,562   118,227
    Securities held-to-
     maturity                   23,133    23,397    -1.1%    23,368    23,367
         Total investment
          securities           156,083   121,999    27.9%   141,930   141,594
    Total loans                279,434   241,827    15.6%   264,193   261,873
    Allowance for loan losses   (2,974)   (2,951)    0.8%    (2,906)   (2,790)
         Loans, net            276,460   238,876    15.7%   261,287   259,083
    Premises and equipment      12,039    12,122    -0.7%    11,791    11,984
    Goodwill and other
     intangibles                   957     1,023    -6.5%       974       990
    Other assets                 6,152     5,003    23.0%     4,819     5,206

         Total assets         $477,388  $402,240    18.7%  $454,912  $432,697

    Liabilities and
     Stockholders' Equity
    Non-interest bearing
     deposits                 $100,689   $91,602     9.9%   $95,748   $96,949
    Interest bearing deposits  330,491   266,598    24.0%   311,778   277,440
       Total deposits          431,180   358,200    20.4%   407,526   374,389
    Securities sold under
      agreements to
      repurchase and
      FHLB borrowings            4,159     5,066   -17.9%     4,621    17,567
    Long-term debt                           421  -100.0%
    Junior subordinated
     debentures                  7,000     7,000     0.0%     7,000     7,000
    Other liabilities            1,205     1,654   -27.1%     1,608     1,513
         Total liabilities     443,544   372,341    19.1%   420,755   400,469
    Total shareholders'
     equity                     33,844    29,899    13.2%    34,157    32,228
         Total liabilities
          and shareholders'
          equity              $477,388  $402,240    18.7%  $454,912  $432,697


     MIDSOUTH BANCORP, INC. and SUBSIDIARIES
     Condensed Consolidated Financial Information (unaudited)
     (in thousands except per share data)

                           Three Months Ended          Six Months Ended
    INCOME STATEMENT            June 30,         %          June 30,       %
                            2004       2003     Chg      2004     2003  Change

    Interest income        $6,350    $5,912     7.4%   $12,480  $11,765   6.1%
    Interest expense        1,276     1,169     9.2%     2,372    2,434  -2.5%
      Net interest income   5,074     4,743     7.0%    10,108    9,331   8.3%
    Provision for loan
     losses                   190       100    90.0%       420      300  40.0%
    Service charges
     on deposit accounts    1,523     1,336    14.0%     2,926    2,543  15.1%
    Gains on securities,
     net                        2        93   -97.8%         2       88 -97.7%
    Other charges and fees    528       600   -12.0%       987    1,111 -11.2%
      Total non-interest
       income               2,053     2,029     1.2%     3,915     3,742  4.6%
    Salaries and employee
     benefits               2,259     2,120     6.6%     4,410     4,198  5.1%
    Occupancy expense         991       965     2.7%     1,972     1,871  5.4%
    Goodwill and intangible
     amortization              16        16     0.0%        33        33  0.0%
    Other non-interest
     expense                1,303     1,337    -2.5%     2,552     2,648 -3.6%
      Total non-interest
       expense              4,569     4,438     3.0%     8,967     8,750  2.5%
    Income before income
     taxes                  2,368     2,234     6.0%     4,636     4,023 15.2%
    Provision for income
     taxes                    623       610     2.1%     1,230     1,089 12.9%
    Net income             $1,745    $1,624     7.5%    $3,406    $2,934 16.1%

    Earnings per share,
     diluted                $0.52     $0.49     6.1%     $1.02     $0.89 14.6%


     MIDSOUTH BANCORP, INC. and SUBSIDIARIES
     Condensed Consolidated Financial Information (unaudited)
     (in thousands except per share data)

    INCOME STATEMENT                   Second  First   Fourth  Third   Second
    Quarterly Trends                  Quarter Quarter Quarter Quarter Quarter
                                        2004    2004    2003    2003    2003
    Interest income                    $6,350  $6,130  $6,196  $6,269  $5,912
    Interest expense                    1,276   1,097   1,089   1,156   1,169
         Net interest income            5,074   5,033   5,107   5,113   4,743
    Provision for loan losses             190     230     ---     250     100
    Net interest income after
     provision for loan losses          4,884   4,803   5,107   4,863   4,643
    Total non-interest income           2,053   1,861   1,866   1,990   2,029
    Total non-interest expense          4,569   4,397   4,717   4,504   4,438
    Income before income taxes          2,368   2,267   2,256   2,349   2,234
    Income taxes                          623     606     591     614     610
    Net income                         $1,745  $1,661  $1,665  $1,735  $1,624

    Earnings per share, basic           $0.55   $0.52   $0.52   $0.55   $0.51
    Earnings per share, diluted         $0.52   $0.50   $0.50   $0.52   $0.49
    Book value per share               $10.58  $10.65  $10.09   $9.73   $9.37
    Return on Average Equity            19.78%  20.05%  20.22%  21.90%  22.15%


     MIDSOUTH BANCORP, INC. and SUBSIDIARIES
     Condensed Consolidated Financial Information (unaudited)
     (in thousands except per share data)

    Asset Quality Data                Period Ended     %        Period Ended
                                       Jun. 30,       Chg    Mar. 31, Dec. 31,
                                     2004     2003             2004     2003

    Nonaccrual loans                $1,003     $852   17.7%     $860     $829
    Loans past due 90
     days and over                     662      477   38.8%      487      503
    Total nonperforming loans        1,665    1,329   25.3%    1,347    1,332
    Other real estate owned             77      175  -56.0%      247      218
    Total nonperforming assets      $1,742   $1,504   15.8%   $1,594   $1,550

    Nonperforming assets to
     total assets                    0.36%    0.37%   -3.7%    0.35%    0.36%
    Nonperforming assets to
     total loans + OREO + other
     foreclosed assets               0.62%    0.62%   -0.2%    0.60%    0.59%
    ALL to nonperforming assets    170.72%  196.21%  -13.0%  182.37%  180.00%
    ALL to nonperforming loans     178.62%  222.05%  -19.6%  215.81%  209.46%
    ALL to total loans               1.06%    1.22%  -12.8%    1.10%    1.07%

    Year-to-date charge-offs          $336     $348   -3.4%     $171     $904
    Year-to-date recoveries            100      108   -7.4%       55      253
    Year-to-date net charge-offs      $236     $240   -1.7%     $116     $651
    Net YTD charge-offs to total
     loans                           0.08%    0.10%  -20.0%    0.04%    0.25%



SOURCE  MidSouth Bancorp, Inc.
    -0-                             07/28/2004
    /CONTACT: Sally Gary, Investor Relations, +1-337-267-4202, sallyg@midsouthbank.com , or Teri Stelly, Controller, +1-337-267-4208, or
C. R. Rusty Cloutier, President, +1-337-267-4201, all of MidSouth Bancorp,
Inc./
    (MSL)

CO:  MidSouth Bancorp, Inc.
ST:  Louisiana
IN:  FIN
SU:  ERN